Exhibit 10.45

FORM FOR OPTION CANCELLATION AGREEMENT

THIS OPTION CANCELLATION AGREEMENT (the “Agreement”) is effective as of date forth on the signature page hereof by and among CiG Wireless Corp., a corporation incorporated in the State of Nevada (the “Company”) and the holder of options to purchase the Company’s common stock signatory hereto (the “Optionee”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated August 1, 2013 by and among the Company and each of the investors set forth on Schedule I thereto, as such Schedule may be amended from time to time in accordance with the terms of Securities Purchase Agreement.

RECITALS

WHEREAS, the Optionee is the grantee of options to purchase such number of shares of the Company’s common stock, $0.00001 par value, on the date(s), and for the exercise price(s), as are set forth on the signature page hereof (the “Options”); and

WHEREAS, the Optionee and the Company have agreed that it is in the mutual best interests of the Company and the Optionee that the Company cancel any and all Options previously granted or awarded to such Optionee.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged as adequate in all respects, the parties hereto agree as follows:

1.          Representations. The Optionee represents and warrants to the Company that: (x) Optionee does not hold any option to purchase shares of the Company, or any other equity award based on shares of the Company, other than the Options; (y) Optionee is the sole owner of the Options; (z) prior to the date hereof, Optionee has not transferred or assigned, or purported to transfer or assign, the Options, or the shares subject to such Options; (xx) the Options cancelled and terminated hereunder are owned by the Optionee free and clear of all liens, security interests, pledges, encumbrances or liabilities of any nature or kind whatsoever; (yy) the Options are in full force and effect, and there are no other oral or written agreements or arrangements concerning such Options; and (zz) Optionee has had the opportunity to, and to the extent desired to do so, has, consulted with counsel of Optionee’s own selection concerning the substance of this Agreement and the transactions contemplated hereby, including without limitation, the legal, tax and investment consequences thereof.

2.          Cancellation of Options. Effective as of the Initial Closing, Optionee hereby surrenders to the Company, for cancellation, all of Optionee’s outstanding Options. Optionee irrevocably agrees that, upon such cancellation, all rights of the Optionee under any Option grant agreement, employment agreement, or any other agreement with respect to the Options shall be cancelled and terminated.

3.          Subject to Initial Closing. The surrender and cancellation of the Options hereunder is subject to the consummation of the transactions contemplated in the Securities Purchase Agreement. If the Initial Closing shall not occur for any reason, this Agreement shall, without further notice, action or deed, be automatically terminated and shall have no effect on the terms or the continuation of the Options.

CIG Wireless Corp. – Option Cancellation Agreement

4.          Release. The Optionee hereby fully and forever releases and discharges (1) the Company and any of its direct or indirect subsidiaries, (2) any of the owners of any of the Company or its direct or indirect subsidiaries, (3) any officer, director, employee, consultant, agent or other representative of any of the foregoing, (4) the Investors, and (5) any successor to any of the aforementioned (collectively referred to as the “Released Parties”), from any claim, and/or cause of action, that Optionee, the Optionee’s estate, heirs, beneficiaries, and all other persons having rights under the Options, has with respect to any matter arising from or related to the Options or the termination thereof, without regard to whether such claim or cause of action is presently known or knowable. The Optionee hereby agrees to indemnify and hold harmless the Company and each of the Released Parties and their respective successors and assigns from and against any and all losses (including, without limitation, all reasonable fees, costs, expenses and disbursements of counsel) incurred in connection with defending any action of Optionee brought to contest this Agreement, or to revive the Options, or to dispute the validity and irrevocability of the cancellation of the Options hereby.

Optionee understands that in some jurisdictions a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding the foregoing, Optionee hereby expressly waives and relinquishes all rights and benefits under any such provision of the law of any applicable jurisdiction to such effect or similar effect with respect to Optionee’s release of any claims Optionee may have against any of the Released Parties.

5.          Consideration. Optionee shall be paid the sum of Ten Dollars ($10), the receipt and sufficiency of which is hereby acknowledged.

6.          Opportunity for Review. Optionee hereby acknowledges that Optionee has received and reviewed the Securities Purchase Agreement, that Optionee has had an opportunity to ask questions of the Company concerning the transactions contemplated therein and in this Agreement, and that all such questions have been answered to Optionee’s satisfaction.

7.          Further Action. The parties hereto shall execute and deliver all further instruments and documents, provide all information and take or forbear from all such action as may be necessary or appropriate to accomplish the purposes of this Agreement. Optionee agrees not to sell, dispose, assign or otherwise transfer the Options, in whole or in part, prior to the Initial Closing.

8.          Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

9.          Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

10.         Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto or any other person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by facsimile (confirmed by mail), and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto, in the case of the Optionee to the address of record on file with the Company; and in the case of the Company, to the principal executive office of the Company.

CIG Wireless Corp. – Option Cancellation Agreement

11.         Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.         Assignment; Successors in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written content of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

13.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Agreement may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

14.         Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes and preempts all prior agreements, understandings, or representations by or between the parties, whether written or oral. This Agreement cannot be modified, altered or amended except by a writing signed by all the parties hereto. No waiver by either party hereto of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than either party hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

15.         Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in the City of New York before a single arbitrator. The arbitration shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on any award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

16.         Acknowledgment. Optionee acknowledges that all Options, whether vested or unvested, shall be cancelled, and upon cancellation, Optionee shall forfeit any and all rights in connection with the Options, and all agreements, rights, covenants and obligations under any stock option agreement, employment agreement, or any other agreement relating to the Options shall terminate with respect to Optionee and the Company.

[Signature Page Follows]

CIG Wireless Corp. – Option Cancellation Agreement

Name of Optionee:

Options to be cancelled:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1st day of August, 2013.

OPTIONEE:

See Schedule I

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn
Title: Chief Executive Officer

CIG Wireless Corp. – Option Cancellation Agreement

List of Optionees

Paul McGinn

Gabriel Margent

Gert Rieder

Wuersch & Gering LLP

Grant Barber

Page 5 of 5